UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 28, 2004

THE ADVISORY BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW, Washington, D.C.	20037
(Address of principal executive offices,)	(Zip Code)

(202) 266-5600
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In a press release on October 28, 2004, The Advisory Board Company (the “Company”) announced and commented on its financial results for the second quarter ending September 30, 2004, and provided a financial outlook for the remainder of calendar year 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In a press release on October 28, 2004, the Company announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $50 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $100 million. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.	The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	The Advisory Board Company’s earnings release for the second quarter of the fiscal year ending March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADVISORY BOARD COMPANY

By:	/s/ David L. Felsenthal David L. Felsenthal Chief Financial Officer, Secretary and Treasurer

Date: October 28, 2004

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	The Advisory Board Company’s earnings release for the second quarter of the fiscal year ending March 31, 2005.